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                                                                      EXHIBIT 21
                                                                      ----------


                   SUBSIDIARIES OF NATIONAL AUTO CREDIT, INC.
                   ------------------------------------------


                                                             Percent Owned
                                  State of                   by National Auto
Corporate Name                  Organization                 Credit, Inc.
----------------                ------------                 ----------------

ARAC, Inc. (1)                  Delaware                       100%

NAC Capital, Inc.               Delaware                       100%

NAC, Inc. (2)                   Delaware                       100%

     All of the subsidiaries listed above are included in the consolidated financial statements of the Company. The Company also has various subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary.


(1) Formerly operated under the name of Agency Rent-A-Car and its divisions, Altra Auto Rental, Automate Auto Rental and National Motors.

(2)  NAC, Inc. is a wholly-owned subsidiary of ARAC, Inc.